UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 31, 2002

                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                    1-12897                     94-2933952
------------------------   --------------------------     ---------------------
(State of incorporation)    (Commission File Number)         (IRS Employer
                                                           Identification No.)

                 201 Mission Street
             San Francisco, California                           94105
       ---------------------------------------               -------------
       (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (415) 543-0404

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     Managed Net Credit Loss and Delinquency Rates. Providian Financial Corporation's managed net credit loss rate for the month ended December 31, 2002 and its 30+ day managed delinquency rate as of December 31, 2002 are presented in the table below. Managed results include results from both reported and securitized loans, including loans securitized in the Providian Gateway Master Trust.


Managed Net Credit Loss Rate (1)(2)      30+ Day Managed Delinquency Rate (1)(3)
-----------------------------------      ---------------------------------------
    (Annualized) (Unaudited)                          (Unaudited)

             18.79%                                     11.11%

(1)  Calculations exclude SFAS No. 133 market value adjustments.
(2) Gross principal charge-offs for the monthly period less the total amount of recoveries on previously charged-off loans, divided by the average daily total managed loans for the monthly period, multiplied by 12. Total managed loans exclude the estimated uncollectible portion of finance charges and fees. Recoveries include proceeds from the sale of charged-off assets to third parties. As described in the Company's Report on Form 10-Q for the quarter ended September 30, 2002, the Company changed its policy for recognizing charge-offs for accounts of deceased customers. Effective November 1, 2002, we began recognizing charge-offs within 60 days after verification of death. We have identified and charged off all accounts with verification of death received prior to November 1, 2002. The impact of completing the transition to the new policy resulted in an increase in December 2002 in managed net credit losses of approximately $12.8 million and in the managed net credit loss rate of approximately 79 basis points.
(3) Total managed loans as of the last day of the monthly period that are 30 or more days past due, divided by the total managed loans as of the last day of the monthly period. Total managed loans exclude the estimated uncollectible portion of finance charges and fees. The change in policy for accounts of deceased customers, as described above, had the effect of reducing the December 2002 30+ day managed delinquency rate by approximately 4 basis points. In December, the aggregate amount of managed loans increased modestly, compared to November 2002.

     Providian Gateway Master Trust Net Credit Loss and Delinquency Rates. Providian Gateway Master Trust's net credit loss rate for the month ended December 31, 2002 and its 30+ day delinquency rate as of December 31, 2002 are presented in the table below.


Trust Net Credit Loss Rate (1)(2)         30+ Day Trust Delinquency Rate (2)(3)
---------------------------------        ---------------------------------------
    (Annualized) (Unaudited)                          (Unaudited)

            20.33%                                       12.94%

(1) Gross principal charge-offs for the monthly period for loans in the Trust less the total amount of recoveries on previously charged-off loans, divided by the principal receivables outstanding in the Trust as of the last day of the prior monthly period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties. During the months in which an addition of accounts to the Trust takes place, the weighted average principal receivables outstanding in the Trust is used as the denominator (calculated based on the principal receivables outstanding in the Trust as of the last day of the prior monthly period and the principal receivables outstanding in the Trust immediately following such addition).
(2) The change in policy for accounts of deceased customers, as described in the note above for the managed net credit loss rate, resulted in an increase in December 2002 in Trust net credit losses of approximately $9.9 million and in the Trust net credit loss rate of approximately 87 basis points and resulted in a decrease in the 30+ day Trust delinquency rate of approximately 4 basis points. In December 2002, an addition of accounts with aggregate balances of approximately $489 million reduced the Trust net credit loss rate by approximately 56 basis points and the 30+ day Trust delinquency rate by approximately 41 basis points.
(3) Total loans in the Trust as of the last day of the monthly period that are 30 or more days past due, divided by the total loans in the Trust as of the last day of the monthly period.

     Providian Gateway Master Trust Excess Spread. Series-specific three-month average excess spreads for the Providian Gateway Master Trust for the month ended December 31, 2002 are presented in the table below.


                           Excess Spread by Series (1)
                           --------------------------
                            (Annualized) (Unaudited)

                  Three-Month Average  Class A Invested   Class A Expected Final
                     Excess Spread       Amount (2)            Payment Date
                  -------------------  ----------------   ----------------------
 Series 2000-A        3.58%              $566,660,000        April 15, 2005
 Series 2000-B (4)    2.50%              $625,000,000      September 15, 2005
 Series 2000-C (4)    2.56%              $575,000,000      September 15, 2003
 Series 2000-D (5)    3.53%              $992,850,000     January 15, 2003 (3)
 Series 2001-A        3.72%              $500,000,000        March 15, 2004
 Series 2001-B        3.87%              $850,000,000        April 17, 2006
 Series 2001-C        3.91%              $550,000,000         May 17, 2004
 Series 2001-D        3.75%              $650,000,000         May 15, 2008
 Series 2001-E        3.79%              $650,000,000         June 15, 2006
 Series 2001-F        3.96%              $350,000,000         July 15, 2004
 Series 2001-G        3.82%              $400,000,000         July 15, 2008
 Series 2001-H        3.68%              $375,000,000      September 15, 2006
 Series 2001-J (5)    4.58%              $608,000,000     January 15, 2003 (3)
 Series 2002-A (5)    4.31%              $960,000,000     November 17, 2003(3)
 Series 2002-B          -                $750,000,000       December 15, 2005


(1) Excess spread for a series is based on the series' portfolio yield (generally, finance charge, fee and interchange collections allocated to the series minus principal charge-offs allocated to the series) less the series' base rate (generally, interest payable to series investors, servicing fees allocated to the series, and, for some series, certain fees payable to third-party credit enhancers), in each case measured as a percentage of the series invested amount. For Series 2000-D and Series 2001-J, a pay out event for the series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 2%. For each other series, a pay out event for the series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 0%.
(2) Class A Invested Amounts are as of December 31, 2002. These exclude Class B Invested Amounts and Class C Invested Amounts held by third-party investors, in the aggregate amount of $430,280,000 for all series.
(3)  Series  2000-D,  Series  2001-J  and  Series  2002-A  do not have a Class A
     Expected Final Payment Date. These series have scheduled amortization periods for the payment of principal for which the initial payment dates are listed in the table above. Commencement of the scheduled amortization periods is subject to extension under certain circumstances.
(4) Series 2000-B and Series 2000-C have been modified by amendment to remove the 2% additional factor that was previously included in the calculation of the base rate for those series.
(5) For Series 2000-D, Series 2001-J and Series 2002-A, a pay out event will occur, and early amortization of the series will begin, if a pay out event with respect to any other series of the Providian Gateway Master Trust occurs.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PROVIDIAN FINANCIAL CORPORATION
                                                     (Registrant)


Date:  January 15, 2003             By: /s/  Anthony F. Vuoto
                                        ---------------------------------------
                                        Anthony F. Vuoto
                                        Vice Chairman and
                                        Chief Financial Officer